CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated December 19, 2013, for the Eudora Fund (the “Fund”) and to all references to our firm included in or made a part of this Post-Effective Amendment No. 2 under the Securities Act of 1933 and Post-Effective Amendment No. 4 under the Investment Company Act of 1940 to Eudora Fund’s Registration Statement on Form N-1A (File Nos. 333-183018 and 811-22729), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information of the Fund.

Abington, Pennsylvania

February 19, 2014